     As filed with the Securities and Exchange Commission on March 22, 2001

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      -------------------------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                      -------------------------------------

                            RED BELL BREWING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        2082                         23-2729103
(State or other            (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of             Classification Code Number)      Identification No.)
incorporation or
organization)

                              3100 Jefferson Street
                      Philadelphia, Pennsylvania 19121-3508
              (Address of principal executive offices and zip code)

--------------------------------------------------------------------------------

                           KEY MANAGEMENT OPTION PLANS
                            (full title of the plan)
--------------------------------------------------------------------------------

                                  James R. Bell
                             Chief Executive Officer
                            Red Bell Brewing Company
                              3100 Jefferson Street
                      Philadelphia, Pennsylvania 19121-3508
                                  (215)235-2460
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        -----------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

 Title of         Proposed       Proposed
Securities        Amount         Maximum             Maximum                   Amount of
  to be           to be          Offering Price      Aggregate                 Registration
 Offered          Registered     Per share (1)       Offering Price (1)        Fee(1)
 -------          ----------     -------------       ------------------        ------
Common Stock      149,992(2)       $  4.50              $  674,964                $168.74
Common Stock      583,000(3)       $  4.50              $2,623,500                $655.88
Common Stock      100,000(4)       $  4.50              $  450,000                $112.50
                  ----------                            ----------                -------

    Total         832,992                               $3,748,464                $937.12

(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h), the offering price is based upon the last sales price of our Common Stock in a private placement on February 23, 2001 at $4.50 per share. The registration fee represents .00025 of the proposed maximum aggregate offering price.

(2) Represents 149,992 shares of Common Stock underlying options issued to executive officers and a director in March 2001 which are exercisable at $.10 per share (James R. Bell- 75,000 shares, Robert T. Huttick- 65,000 shares and James T. Cancro- 9,992 shares) .

(3) Represents 583,000 shares of Common Stock underlying options issued to James
R. Bell, our President, in May 1995 which are exercisable at $.30 per share.

(4) Represents 100,000 shares of Common Stock underlying options issued to Robert T. Huttick, our Vice President, in July 1997 which are exercisable at $2.75 per share.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the employee benefit plans to which this registration statement relates pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended ("Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) through (b) below are incorporated by reference in the Registration Statement and made a part hereof. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         (a) The Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2000; and

         (b) The description of the Common Stock of the Registrant, no par value per share ("Common Stock"), contained in the Registrant's Form 10-SB, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Douglas M. Lurio, Esquire, President of Lurio & Associates, P.C, securities counsel to the Company, is the beneficial owner of 40,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

         Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the Company and to purchase and maintain insurance of such indemnification. The Company's By-laws substantively provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

         Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. The Company's By-laws eliminate the personal liability of the directors to the fullest extent permitted by
Section 1713 of the BCL.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually in the aggregate, represent a fundamental change in the information in the registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Except that, subparagraph (i) and (ii) of this paragraph do not apply provided that the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the issuer under the Securities Exchange Act of 1934.

              (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered herein, and shall treat the offering of such securities at that time as the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on March 21, 2001.

                                    RED BELL BREWING COMPANY


                               By:  /s/ James R. Bell
                                    -------------------------------------
                                    James R. Bell,
                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the date indicated.


         Signature                             Title                              Date
         ---------                            -----                               ----
/s/ James R. Bell                     Chairman of the Board                    March 21, 2001
----------------------------          and Chief Executive Officer,
James R. Bell                         (Principal Executive Officer)



/s/ Robert T. Huttick                 Vice President                           March 21, 2001
----------------------------          (Principal Accounting Officer)
 Robert T. Huttick



/s/ James T. Cancro
----------------------------          Director                                 March 21, 2001
James T. Cancro

                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------
5                 Opinion of Lurio & Associates, P,C.

10.1 Non-Qualified Stock Option Agreement dated May 16, 1995 between Red Bell and James R. Bell (Incorporated by reference to Exhibit 10.8 to Form 10-SB, Registration No. 0-3215).

10.2              Option Certificate No. RB-10 dated July 1, 1997 in the name of
                  Robert Huttick (Incorporated by reference to Exhibit 10.18 to
                  Form 10-KSB Annual Report for the year ended December 31,
                  2000).

10.3 Option Certificate No. RB-1 dated March 20, 2001 in the name of James R. Bell (Incorporated by reference to Exhibit 10.11 to Form 10-KSB Annual Report for the year ended December 31,
                  2000).

10.4 Option Certificate No. RB-4 dated March 20, 2001 in the name of Robert Huttick (Incorporated by reference to Exhibit 10.12 to Form 10-KSB Annual Report for the year ended December 31,
                  2000).

10.5 Option Certificate No. RB-2 dated March 20, 2001 in the name of James Cancro (Incorporated by reference to Exhibit 10.13 to Form 10-KSB Annual Report for the year ended December 31,
                  2000).

23.1              Consent of Lurio & Associates, P,C.
                  (included in the opinion filed
                  as Exhibit 5 hereto)

23.2              Consent of Independent Auditors